Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 112 to Registration Statement No. 002-93601 on Form N-1A of our reports dated September 17, 2015 relating to the financial statements and financial highlights of Fidelity Series Real Estate Equity Fund and Fidelity Series Small Cap Opportunities Fund, and our reports dated September 24, 2015 relating to the financial statements and financial highlights of Fidelity OTC Portfolio, Fidelity Blue Chip Growth Fund, Fidelity Series Blue Chip Growth Fund, Fidelity Real Estate Income Fund, and Fidelity Series Real Estate Income Fund, each a fund of Fidelity Securities Fund, appearing in the Annual Reports on Form N-CSR of Fidelity Securities Fund for the year ended July 31, 2015, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" or "Independent Registered Public Accounting Firms" in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Boston, Massachusetts

September 24, 2015